Exhibit 5.1

Morella & Associates, A Professional Corporation

706 Rochester Road

Pittsburgh, PA 15237

March 5, 2013

The ExOne Company

127 Industry Boulevard

North Huntingdon, PA 15642

Re: Registration Statement on Form S-8

Gentlemen:

We are acting as special counsel to The ExOne Company, a Delaware corporation (the “Company”), in connection with the proposed issuance by the Company of up to 1,919,741 shares (“Shares”) of its Common Stock, par value $0.01 (the “Common Stock”), pursuant to the terms of The ExOne Company 2013 Equity Incentive Plan (the “Plan”).

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Plan; (ii) the corporate and organizational documents of the Company, including the Certificate of Incorporation of the Company (the “Certificate”) filed with the Secretary of State of the State of Delaware on December 21, 2012; (iii) minutes and records of the proceedings of the Company with respect to the issuance of the Shares and (iv) the Registration Statement on Form S-8 (the “Registration Statement”) covering the issuance of the Shares pursuant to the Plan.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

The Shares have been duly authorized, and, when (i) the Registration Statement becomes effective under the Securities Act of 1933, as amended (the “Act”), and (ii) the Shares have been issued and sold and the consideration has been received therefore by the Company pursuant to the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.

Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion with the Securities and Exchange Commission (the “Commission”) as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Shares.

The ExOne Company

March 5, 2013

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date that the Registration Statement becomes effective under the Act and we assume no obligation to revise or supplement this opinion after the date of effectiveness should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

Sincerely,

        /s/ MORELLA & ASSOCIATES, A PROFESSIONAL CORPORATION

MORELLA & ASSOCIATES, A PROFESSIONAL CORPORATON